PROXYCRESTED CORP.                                               PROXY
     KNOW ALL MEN BY THESE PRESENTS: That the undersigned shareholder of Crested Corp. (the "Company") in the amount noted below, hereby constitutes and appoints Messrs. John L. Larsen and Daniel P. Svilar, or either of them with full power of substitution, as attorneys and proxies, to appear, attend and vote all of the shares of stock standing in the name of the undersigned at the Annual Meeting of the Company's shareholders to be held at the Company's executive offices, 877 North 8th West, Riverton, Wyoming 82501, on Wednesday, November 29, 1995 at 10:00 a.m., local time, or at any adjournments thereof upon the following:

     (INSTRUCTION:  Mark only one box as to each item.)

1. Election of Directors:

___  FOR the nominees listed below ___ WITHOUT AUTHORITY to vote for the nominees listed below

     John L. Larsen          Max T. Evans          Daniel P. Svilar

             Michael D. Zwickl         Kathleen R. Martin

   (To withhold authority to vote for any nominee, draw a line through the name of that nominee.)

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO THE ABOVE PROPOSALS. Where no vote is specified, the proxyholder will cast votes for the election of management's nominees and, in their discretion on any other matters that may come before the Meeting.
   Sign your name exactly as it appears on the mailing label below. It is important to return this Proxy properly signed in order to exercise your right to vote, if you do not attend in person. When signing as an attorney, executor, administrator, trustee, guardian, corporate officer, etc., indicate full title as such.

                                   ____________________________________
                                   (Sign on this line - joint holders
                                   may sign appropriately)

                                   _____________     __________________
                                   (Date)            (Number of Shares)
                                   PLEASE NOTE: Please sign, date and
                                   place this Proxy in the enclosed
                                   self-addressed, postage prepaid
                                   envelope and deposit it in the mail
                                   as soon as possible.
                                   Please check if you are planning to
                                   attend the meeting  ____

                                   If the address on the mailing label
                                   is not correct, please provide the
                                   correct address in the following
                                   space.

                                   _______________________________________

                                   _______________________________________